UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2020

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-37858	47-5349765
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.01 per share	CPHC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events

On November 18, 2020, Minnesota’s Governor Walz adopted an executive order requiring temporary closure of places of public accommodation as a measure to slow the spread of COVID-19 for a four week period from 11:59 pm on Friday, November 20, 2020 to 11:59 pm on Friday, December 18, 2020.

On November 19, 2020, Canterbury Park Holding Corporation (the “Company”) issued a press release announcing that, in compliance with the November 18, 2020 executive order, the Company will temporarily suspend all Card Casino, simulcast, and special events operations at Canterbury Park at 11:59 pm on November 20, 2020. A copy of that press release is furnished as Exhibit 99.1 and incorporated by reference.

Although the Company will temporarily suspend all Card Casino, simulcast, and special event operations at Canterbury Park for a four week period, the Company is continuing to conduct its real estate development operations, which were not affected by the November 18, 2020 executive order.

Item 9.01.	Financial Statements and Exhibits.

99.1	Canterbury Park Holding Corporation Press Release dated November 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: November 19, 2020	By:	/s/ Randall D. Sampson
Randall D. Sampson
President and Chief Executive Officer